EXHIBIT 99.1

HERSHA HOSPITALITY TRUST 510 Walnut Street | 9th Floor Philadelphia | PA | 19106 p. 215.238.1046 | f. 215.238.0157 hersha.com

HERSHA HOSPITALITY ANNOUNCES FOURTH QUARTER RESULTS

- Consolidated Hotel RevPAR Improved 12.8% -
- Consolidated Average Daily Rate Increased 7.8% -
- Same Store EBITDA Margins of 43.6% -
- Same Store EBITDA Margin growth of 360 Basis Points -

Philadelphia, PA, February 20, 2013 -- Hersha Hospitality Trust (NYSE: HT), owner of upscale hotels in urban gateway markets, today announced results for the fourth quarter ended December 31, 2012.

Fourth Quarter 2012 Financial Results

Net income applicable to common shareholders improved by $6.1 million to $3.3 million for the fourth quarter ended December 31, 2012, compared to a net loss of ($2.8) million for the comparable quarter of 2011.

Adjusted Funds from Operations (“AFFO”) in the fourth quarter increased by $6.9 million to $23.4 million, compared to $16.5 million for the fourth quarter of 2011.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) increased 22.2% to $0.11 compared to $0.09 in same quarter in 2011.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 206.7 million in the fourth quarter of 2012, up from approximately 180.3 million in the comparable quarter of 2011.

“Based upon our forward booking pace we anticipated a strong fourth quarter and were pleased that our results exceeded even our internal expectations, despite the initial disruption related to the impact of Hurricane Sandy in the Northeast,” commented Mr. Jay H. Shah, the Company’s Chief Executive Officer.  “After a difficult third quarter, we posted strong results in our NYC Urban and Manhattan portfolio during the fourth quarter.  Our NYC Urban and Manhattan portfolio outperformed the market’s RevPAR growth by approximately 620 and 520 basis points, respectively.  Our performance clearly demonstrates the benefits of our young business transient focused portfolio that continues to capture a disproportionate share of corporate and leisure demand.  Furthermore, with market-leading EBITDA margins of 41% across our entire portfolio, and 53% in Manhattan, we believe that our portfolio has an unparalleled ability to convert this strong market share and revenue growth into cash flow.”

Mr. Shah continued, “Over the past few years we have made significant investments to enhance our portfolio, in terms of acquisitions, renovations and developments.  We also recycled capital through the divestiture of a portfolio that did not have the same growth profile as our urban gateway focused portfolio.  We invested in the early stages of the cycle, and are now realizing the benefits as the cycle is progressing.  Our performance in the fourth quarter and year to date in 2013 from a margin perspective suggests that there is still more growth to realize.  With most of our significant renovation activity completed and new assets scheduled to be delivered in 2013, we have a significant amount of embedded internal growth that should continue to yield meaningful EBITDA and cash flow in the coming years.”

Fourth Quarter 2012 Operating Results

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

For the quarter ended December 31, 2012, revenue per available room (“RevPAR”) for the Company's consolidated hotels, 56 hotels at December 31, 2012 compared to 52 hotels as of December 31, 2011, was up 12.8% to $131.72 compared to $116.79 in the prior year period.  The Company’s average daily rate (ADR) for its consolidated hotels increased by 7.8% to $175.17, and occupancy for its consolidated hotels increased by 331 basis points to 75.2%.

Hotel EBITDA for the Company’s consolidated hotels grew approximately 34.9%, or $10.4 million, to $40.2 million for the quarter ended December 31, 2012 compared to the same period in 2011.  Hotel EBITDA margins increased 150 basis points to 40.9% in the fourth quarter of 2012 compared to 39.4% in the same quarter of 2011.

On a same-store basis (51 hotels), RevPAR for the Company’s consolidated hotels for the quarter ended December 31, 2012 was up 10.9% to $131.35 compared to $118.42 in the prior year period.  ADR for the Company’s same-store consolidated hotels increased by 6.4% to $173.66, while occupancy for its same-store consolidated hotels increased by 310 basis points to 75.6%.

Hotel EBITDA for the Company’s same-store consolidated hotels for the quarter ended December 31, 2012 increased approximately 21.4% or $6.6 million, to $37.5 million compared to the quarter ended December 31, 2011.  Hotel EBITDA margins for the Company’s same-store consolidated hotels increased by 360 basis points to 43.6% in the fourth quarter of 2012 compared to 40.0% in the fourth quarter of 2011.

The Company’s top performing markets during the quarter, excluding New York City and Manhattan, were the NY-NJ Metro, the California-Arizona and the Boston markets with RevPAR growth of 28.1%, 21.6% and 7.7%, respectively.

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New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 15 hotels as of December 31, 2012. For the fourth quarter of 2012, the Company’s same-store New York City hotel portfolio (14 hotels) recorded a 14.6% increase in RevPAR to $230.85, as ADR increased 11.3% to $248.54 and occupancy increased 262 basis points to 92.9%.  Hotel EBITDA margins increased 370 basis points to 51.5%.

The Manhattan hotel portfolio consisted of 12 hotels as of December 31, 2012. For the fourth quarter of 2012, the Company’s same-store Manhattan hotel portfolio (11 hotels) recorded an 11.5% increase in RevPAR to $242.38 as occupancy increased 155 basis points to 93.0% and ADR increased 9.7% to $260.51.  Hotel EBITDA margins increased 250 basis points to 53.0%, the highest Manhattan portfolio EBITDA margins in the Company’s history.

In addition to strong business transient demand, the Company’s New York City hotel performance, primarily the Company’s JFK Airport hotels, benefited from the displacement caused by Hurricane Sandy in November and December.  This displacement offset some of the disruption caused by the storm in late October as well as the approximately $0.7 million of lost business caused by the hurricane-related closure of the Holiday Inn Express – Water Street, located in Lower Manhattan.  This asset is currently under renovation and is expected to reopen late in the second quarter of 2013.

Financing

As of December 31, 2012, the Company maintained significant financial flexibility with approximately $69.1 million of cash and cash equivalents and no borrowings on its $250.0 million senior unsecured revolving line of credit.  The Company had $100 million drawn on its unsecured term loan facility as of December 31, 2012. In January 2013, the Company drew an additional $50 million on its unsecured term loan facility to refinance an existing mortgage on one of its assets.  As of December 31, 2012, 100% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps and has a weighted average interest rate of approximately 5.26%. The weighted average life to maturity of total consolidated debt is approximately 4.6 years.

Acquisitions

In October 2012, the Company entered into a purchase and sale agreement to acquire the 205 room Hilton Garden Inn on 52nd Street in Midtown East, Manhattan for total consideration of $74.0 million, or approximately $361,000 per key.  The transaction is expected to close shortly after the developer completes construction, anticipated in the fourth quarter of 2013.

Subsequent Events

In February 2013, the Company sold its 66.7% interest in a 92-room Courtyard by Marriott located in Warwick, Rhode Island to its joint venture partner in a transaction valuing the property at $7.15 million.  The sale of the Company’s interest in this property enhances the quality of the portfolio and helps further simplify the Company’s capital structure while reducing outstanding debt.

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Outlook for 2013

The Company is introducing its operating expectations for 2013 for its portfolio as the Company continues to experience strong year over year trends.  Based on management’s current outlook, the Company is issuing the following operating expectations for 2013 as follows:

Metric	2013 Expectation
Total consolidated RevPAR growth:	5.5% to 7.5%
Total consolidated portfolio Hotel EBITDA margins:	Improvement of 25 basis points to 50 basis points
Same-store consolidated RevPAR growth:	5.0% to 7.0%
Same-store consolidated Hotel EBITDA margin improvement:	Improvement of 25 basis points to 75 basis points

Dividend

For the fourth quarter of 2012, the Company paid dividends of $0.06 per common share and OP Unit and $0.50 per Series A and Series B preferred share.

Fourth Quarter 2012 Conference Call

The Company will host a conference call to discuss its financial results at 11:00 AM Eastern time on Thursday, February 21, 2013.  A live webcast of the conference call will be available online on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing (888) 359-3624 or (719) 325-2144 for international participants.  A replay of the call will be available from 2:00 p.m. Eastern Time on Thursday February 21, 2013, through midnight Eastern Time on March 7, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants.  The passcode for the call and the replay is 9461416.  A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns 63 hotels in major urban gateway markets including New York City, Washington DC, Boston, Philadelphia, Los Angeles and Miami totaling 9,129 rooms.  HT follows a highly selective investment approach and leverages operational advantage through rigorous and sustainable asset management practices.  For further information on the Company visit our website at www.hersha.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  These forward-looking statements may include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets, the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including Hotel EBITDA margins, and the Company’s operating expectations for the full 2013 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed by the Company with the Securities and Exchange Commission on or about February 22, 2013 and other documents filed by the Company with the Securities and Exchange Commission.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	December 31, 2012	December 31, 2011
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation, (including consolidation of variable interest entity assets of $86,657 and $0)	$1,466,713	$1,341,536
Investment in Unconsolidated Joint Ventures	16,007	38,839
Development Loans Receivable	28,425	35,747
Cash and Cash Equivalents	69,059	24,568
Escrow Deposits	26,792	27,321
Hotel Accounts Receivable, net of allowance for doubtful accounts of $365 and $495	11,538	11,353
Deferred Financing Costs, net of Accumulated Amortization of $4,841 and $9,138	8,695	9,023
Due from Related Parties	8,488	6,189
Intangible Assets, net of Accumulated Amortization of $2,413 and $1,357	8,698	8,013
Deposits on Hotel Acquisitions	37,750	19,500
Other Assets	25,514	14,991
Hotel Assets Held for Sale	-	93,829

Total Assets	$1,707,679	$1,630,909

Liabilities and Equity:
Line of Credit	$-	$51,000
Unsecured Term Loan	100,000	-
Mortgages and Notes Payable, including net Unamortized Premium (including consolidation of variable interest entity debt of $57,256 and $0)	692,708	707,374
Accounts Payable, Accrued Expenses and Other Liabilities	33,838	31,140
Dividends and Distributions Payable	15,621	13,908
Due to Related Parties	4,403	2,932
Liabilities Related to Assets Held for Sale	-	61,758

Total Liabilities	846,570	868,112

Redeemable Noncontrolling Interests - Common Units	$15,321	$14,955

Equity:
Shareholders' Equity:
Preferred Shares: 8% Series A, $.01 Par Value, 29,000,000 shares authorized, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at December 31, 2012 and December 31, 2011	24	24
Preferred Shares: 8% Series B, $.01 Par Value, 4,600,000 shares authorized, 4,600,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $115,000) at December 31, 2012 and none issued and outstanding at December 31, 2011	46	46
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized at December 31, 2012 and December 31, 2011, 198,672,356 and 169,969,973 Shares Issued and Outstanding at December 31, 2012 and December 31, 2011, respectively	1,986	1,699
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(1,786)	(1,151)
Additional Paid-in Capital	1,178,292	1,041,027
Distributions in Excess of Net Income	(348,734)	(310,972)
Total Shareholders' Equity	829,828	730,673

Noncontrolling Interests:
Noncontrolling Interests - Common Units	15,484	16,862
Noncontrolling Interests - Consolidated Joint Ventures	-	307
Noncontrolling Interests - Consolidated Variable Interest Entity	476	-
Total Noncontrolling Interests	15,960	17,169

Total Equity	845,788	747,842

Total Liabilities and Equity	$1,707,679	$1,630,909

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:
Hotel Operating Revenues	$98,458	$75,678	$356,005	$282,534
Interest Income from Development Loans	396	617	1,998	3,427
Other Revenue	48	96	212	333
Total Revenues	98,902	76,391	358,215	286,294

Operating Expenses:
Hotel Operating Expenses	51,525	40,805	196,119	153,227
Hotel Ground Rent	213	184	835	877
Real Estate and Personal Property Taxes and Property Insurance	6,444	4,859	22,527	19,062
General and Administrative	4,858	4,451	13,749	10,942
Stock Based Compensation	3,356	2,825	9,678	7,590
Acquisition and Terminated Transaction Costs	20	479	1,187	2,742
Depreciation and Amortization	15,060	13,193	57,364	50,780
Total Operating Expenses	81,476	66,796	301,459	245,220

Operating Income	17,426	9,595	56,756	41,074

Interest Income	452	93	1,311	456
Interest Expense	10,894	10,962	43,967	40,478
Other Expense	223	107	788	970
Loss on Debt Extinguishment	3,075	68	3,324	123
Income (Loss) before (Loss) Income from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	3,686	(1,449)	9,988	(41)

Unconsolidated Joint Ventures
(Loss) Income from Unconsolidated Joint Ventures	(153)	1,282	(232)	210
Impairment of Investment in Unconsolidated Joint Venture	-	-	-	(1,677)
(Loss) Gain from Remeasurement of Investment in Unconsolidated Joint Ventures	-	-	(1,892)	2,757
(Loss) Income from Unconsolidated Joint Venture Investments	(153)	1,282	(2,124)	1,290

Income (Loss) before Income Taxes	3,533	(167)	7,864	1,249

Income Tax Benefit	3,355	-	3,355	-
Income (Loss) from Continuing Operations	6,888	(167)	11,219	1,249

Discontinued Operations
(Loss) Gain on Disposition of Hotel Properties	(38)	148	11,231	991
Impairment of Assets Held for Sale	-	-	-	(30,248)
(Loss) Income from Discontinued Operations	(1)	625	(232)	1,040
(Loss) Income from Discontinued Operations	(39)	773	10,999	(28,217)

Net Income (Loss)	6,849	606	22,218	(26,968)

(Income) Loss Allocated to Noncontrolling Interests	(65)	115	158	1,734
Preferred Distributions	(3,500)	(3,500)	(14,000)	(10,499)

Net Income (Loss) Applicable to Common Shareholders	$3,284	$(2,779)	$8,376	$(35,733)

Earnings per Share:
BASIC
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.02	$(0.02)	$(0.01)	$(0.05)
(Loss) Income from Discontinued Operations	(0.00)	0.00	0.05	(0.16)

Net Income (Loss) Applicable to Common Shareholders	$0.02	$(0.02)	$0.04	$(0.21)

DILUTED
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.02	$(0.02)	$(0.01)	$(0.05)
(Loss) Income from Discontinued Operations	(0.00)	0.00	0.05	(0.16)

Net Income (Loss) Applicable to Common Shareholders	$0.02	$(0.02)	$0.04	$(0.21)

Weighted Average Common Shares Outstanding:
Basic	196,411,729	169,010,448	187,415,270	168,753,382
Diluted	199,593,648	169,010,448	187,415,270	168,753,382

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, noncontrolling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net income (loss) applicable to common shares	$3,284	$(2,779)	$8,376	$(35,733)
Income (Loss) allocated to noncontrolling interest	65	(115)	(158)	(1,734)
Loss (income) from unconsolidated joint ventures	153	(1,282)	2,124	(1,290)
Loss (gain) on disposition of hotel properties	38	(148)	(11,231)	(991)
Loss from impairment of depreciable assets	-	-	-	30,248
Depreciation and amortization	15,060	13,193	57,364	50,780
Depreciation and amortization from discontinued operations	1	28	27	4,924
FFO allocated to noncontrolling interests in consolidated joint ventures	-	(92)	-	147
Funds from consolidated hotel operations applicable to common shares and Partnership units	18,601	8,805	56,502	46,351

(Loss) income from unconsolidated joint venture investments	(153)	1,282	(2,124)	1,290
Loss (gain) from remeasurement of investment in unconsolidated joint ventures	-	-	1,892	(2,757)
Impairment of investment in unconsolidated joint ventures	-	-	-	1,677
Depreciation and amortization of purchase price in excess of historical cost	164	336	902	1,965
Interest in depreciation and amortization of unconsolidated joint ventures	1,231	1,481	5,441	5,906
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,242	3,099	6,111	8,081

Funds from Operations applicable to common shares and Partnership units	19,843	11,904	62,613	54,432

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	-	92	-	(147)
Non-cash income tax benefit	(3,355)	-	(3,355)	-
Non-cash stock compensation expense	3,356	2,825	9,678	7,590
Acquisition and terminated transaction costs	20	479	1,187	2,742
Amortization of deferred financing costs	666	1,028	2,991	3,535
Amortization of discounts and premiums	(214)	50	(432)	206
Deferred financing costs written off in debt extinguishment	3,075	68	3,324	123
Straight-line amortization of ground lease expense	1	46	40	230

Adjusted Funds from Operations	$23,392	$16,492	$76,046	$68,711

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.11	$0.09	$0.38	$0.38

Diluted Weighted Average Common Shares and Units Outstanding	206,733,328	180,267,134	198,110,615	181,090,325

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net income (loss) applicable to common shareholders	$3,284	$(2,779)	$8,376	$(35,733)
Loss (income) from unconsolidated joint ventures	153	(1,282)	2,124	(1,290)
Loss (gain) on disposition of hotel properties	38	(148)	(11,231)	(991)
Income (loss) allocated to noncontrolling interest	65	(115)	(158)	(1,734)
Loss from impairment of assets	-	-	-	30,248
Non-operating interest income	(28)	(21)	(84)	(149)
Distributions to Preferred Shareholders	3,500	3,500	14,000	10,499
Interest expense from continuing operations	10,894	10,962	43,967	40,478
Interest expense from discontinued operations	(1)	1,428	1,200	5,786
Income tax benefit	(3,355)	-	(3,355)	-
Deferred financing costs written off in debt extinguishment	3,075	68	3,324	123
Depreciation and amortization from continuing operations	15,060	13,193	57,364	50,780
Depreciation and amortization from discontinued operations	1	28	27	4,924
Acquisition and terminated transaction costs	20	479	1,187	2,742
Non-cash stock compensation expense	3,356	2,825	9,678	7,590
Straight-line amortization of ground lease expense	1	46	40	230

Adjusted EBITDA from consolidated hotel operations	36,063	28,184	126,459	113,503

(Loss) income from unconsolidated joint venture investments	(153)	1,282	(2,124)	1,290
Loss (gain) on remeasurement of investment in unconsolidated joint ventures	-	-	1,892	(2,757)
Impairment of investment in unconsolidated joint ventures	-	-	-	1,677
Depreciation and amortization of purchase price in excess of historical cost	164	336	902	1,965
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,035	4,545	16,162	17,599

Adjusted EBITDA from unconsolidated joint venture operations	3,046	6,163	16,832	19,774

Adjusted EBITDA	$39,109	$34,347	$143,291	$133,277

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, CFO

Ph: (215) 238-1046

510 Walnut Street . 9th Floor | Philadelphia . PA . 19106 | p. 215.238.1046 | f. 215.238.0157	Page | 12